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                                                                   EXHIBIT 10.77




                            STOCK PURCHASE AGREEMENT

                            dated as of May 31, 2001


                                     between

                                  VALIGEN N.V.

                                       and

                          IMCLONE SYSTEMS INCORPORATED
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
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                                Table of Contents

                                                                                                Page

                                    ARTICLE 1
                                  THE PURCHASE
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Section 1.01.  Purchase And Sale; Research....................................................    1
Section 1.02.  Number Of Shares...............................................................    1
Section 1.03.  Purchase Price.................................................................    1
Section 1.04.  Purchase Price Adjustment......................................................    1
Section 1.05.  Deliveries.....................................................................    2
Section 1.06.  Conditions To The Obligations Of The Parties At Closing........................    2
Section 1.07.  Closing........................................................................    3

                                    ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 2.01.  Authority Of The Company.......................................................    4
Section 2.02.  Organization And Good Standing Of The Company And Subsidiaries.................    4
Section 2.03.  Capitalization; Ownership Of The Shares........................................    4
Section 2.04.  No Conflict....................................................................    5
Section 2.05.  Financial Statements...........................................................    6
Section 2.06.  Undisclosed Liabilities........................................................    6
Section 2.07.  Litigation.....................................................................    6
Section 2.08.  Compliance With Laws; Company Permits..........................................    6
Section 2.09.  Proprietary Rights.............................................................    7
Section 2.10.  Deleted .......................................................................    8
Section 2.11.  Contracts......................................................................    8
Section 2.12.  No Brokers.....................................................................    8

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 3.01.  Organization, Standing And Corporate Power.....................................    8
Section 3.02.  Authority......................................................................    8
Section 3.03.  No Conflict....................................................................    8
Section 3.04.  Investment Intent; Ability To Bear Risk........................................    9
Section 3.05.  No Public Offering.............................................................    9
Section 3.06.  Exculpation And Acknowledgments................................................    9
Section 3.07.  Sufficient Funds...............................................................   10
Section 3.08.  No Brokers.....................................................................   10
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
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                                    ARTICLE 4
                                 INDEMNIFICATION

Section 4.01.  Survival Of Representations And Warranties.....................................   10
Section 4.02.  Indemnification By The Company.................................................   10
Section 4.03.  Indemnification By Purchaser...................................................   10
Section 4.04.  Losses Net Of Insurance........................................................   11
Section 4.05.  Exclusive Remedy...............................................................   11

                                    ARTICLE 5
                              COVENANTS OF INVESTOR

Section 5.01.  Acquisition Of Voting Securities...............................................   11
Section 5.02.  Sale Or Transfer Of Restricted Securities......................................   11
Section 5.03.  Rights Of First Refusal........................................................   12
Section 5.04.  Certain Actions................................................................   13
Section 5.05.  Voting Arrangements............................................................   13
Section 5.06.  Legend.........................................................................   13
Section 5.07.  Specific Performance...........................................................   14
Section 5.08.  Termination Of The Provisions Of Article 5.....................................   14

                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

Section 6.01.  Expenses.......................................................................   15
Section 6.02.  Notices........................................................................   15
Section 6.03.  Certain Definitions............................................................   15
Section 6.04.  Amendment; Waiver..............................................................   17
Section 6.05.  Interpretation.................................................................   17
Section 6.06.  Counterparts...................................................................   17
Section 6.07.  Entire Agreement...............................................................   17
Section 6.08.  Governing Law; Dispute Resolution..............................................   17
Section 6.09.  Assignment.....................................................................   18
Section 6.10.  Severability...................................................................   18
Section 6.11.  No Third Party Beneficiaries...................................................   18

                                    Schedules

Schedule A          Certificate of Designation of Series B Convertible Preferred
                    Stock of ValiGen N.V.
Schedule B          Form of Investor Rights Agreement
Schedule C          Company Disclosure Schedule
Schedule D          Purchaser Disclosure Schedule
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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of May
_31, 2001, by and between ValiGen N.V., a limited liability company organized under the laws of the Netherlands (the "COMPANY"), and ImClone Systems
Incorporated, a Delaware corporation (the "PURCHASER").

                                    RECITALS

      WHEREAS, upon and subject to the terms and conditions contained in this Agreement, Purchaser desires to purchase from the Company, and the Company desires to sell to Purchaser, the number of shares of Series B Convertible
Preferred Stock, par value Euro .01 per share (the "SERIES B STOCK") specified in Section 1.02 below (the "SHARES") and having the rights, preferences, privileges and restrictions set forth in the Articles of Association of the Company and the Certificate of Designation for the Series B Stock in the form attached hereto as Schedule A (respectively, the "ARTICLES" and the "CERTIFICATE
OF DESIGNATION");

      NOW, THEREFORE, in reliance on the truth and accuracy of the foregoing and in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Purchaser agree as follows:

                                   ARTICLE 1
                                  THE PURCHASE

      Section 1.01. Purchase And Sale . Upon and subject to the terms and conditions contained herein, the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, the Shares (the "TRANSACTION").

      Section 1.02. Number Of Shares. The number of shares of Series B Stock to be purchased and sold pursuant to this Agreement shall be one hundred sixty
(160,000).

      Section 1.03. Purchase Price. The aggregate purchase price (the "PURCHASE
PRICE") for the Shares to be paid by Purchaser to the Company shall be two million U.S. dollars ($2,000,000) equal to the product of the number of Shares to be purchased and sold pursuant to this Agreement multiplied by $12.50 per Share.

      Section 1.04. Purchase Price Adjustment. In the event that the Company closes a private placement of its common stock on or before December 31, 2001 at a gross sales price per share to the purchasers which is less than U.S. $12.50 per share (on a pre-split basis and without giving effect to any costs, expenses and
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underwriting discounts or commissions of such private placement) (the "PRIVATE
PLACEMENT PRICE"), then, upon the closing of such initial private placement ,and only such initial private placement , the Company shall issue to Purchaser, without further consideration other than the Purchase Price paid by Purchaser pursuant to this Agreement and the amount specified below in this Section 1.04, such additional number of shares of Series B Stock equal to:

            (the Purchase Price divided by the Private Placement Price) x the number of Shares minus the number of Shares (the
                     "Additional Shares");

      provided,however, that the Purchaser shall pay to the Company with respect to the Additional Shares an amount equal to the product of (a) the Additional Shares and (b) Euro 0.01 and such amount shall be paid to the Company at the time of the issuance of such Additional Shares.

         .

      Section 1.05. Deliveries. At Closing (defined below):

      (a)   The Company shall deliver to Purchaser:

            (i) (i)registered certificates evidencing the Shares;

            (ii) certificates of officers of the Company; and

            (iii) opinions of Davis Polk and Wardwell and Loyens Loeff, counsel to the Company, in form and substance reasonably satisfactory to the Purchaser .

      (b) Purchaser shall deliver to the Company:

            (i) the Purchase Price.

      Section 1.06. Conditions To The Obligations Of The Parties At Closing.

      (a) The obligation of the Company to issue and sell the Shares being purchased by Purchaser at the Closing is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

            (i) Representations and Warranties to be True. The representations and warranties contained in Article 3 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.


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            (ii) Waivers and Consents. The Board of Managers shall have waived the preemptive rights that shareholders of the Company have as a matter of
      Dutch law.. The Company shall have obtained all other material consents and waivers necessary or advisable or otherwise provided any required notice to any shareholder that benefits from contractual preemptive rights to issue and deliver the Shares and all such consents and waivers shall be in full force and effect.

            (iii) Investor Rights Agreement. The parties shall have entered into an Investor Rights Agreement in the form set forth in Schedule B attached hereto.

            (iv) Authorization. Company's board of directors shall have duly authorized the Transaction.

            (v) Governmental Approvals. All required governmental approvals
      (including any approval required under the Hart-Scott-Rodino Act) shall have been obtained.

         .

      (b) The obligation of Purchaser to purchase and pay for the Shares being purchased by Purchaser at the Closing is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

            (i) Representations and Warranties to be True. The representations and warranties contained in Article 2 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (ii) Investor Rights Agreement. The parties shall have entered into an Investor Rights Agreement in the form set out in Schedule B attached hereto.

            (iii) Authorization. Purchaser's board of directors shall have duly authorized the Transaction.

            (iv) Governmental Approvals. All required governmental approvals
      (including any approval required under the Hart-Scott-Rodino Act) shall have been obtained.



            (v)Opinions of Counsel. Purchaser shall have received opinions of United States and Netherlands counsel of the Company in form and substance reasonably acceptable to the Purchaser.


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      Section 1.07. Closing. The closing of the purchase and sale of the Shares contemplated hereby (the "CLOSING") shall be held on May 31, 2001 (the "CLOSING
DATE") at 10:00 A.M. (New York Time) at the offices of Purchaser at the address specified in Section 6.02, unless such date is extended by the Company upon written notice to Purchaser, but in no event shall such extension be to a date later than 30 days immediately following the date of this Agreement.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Except as set forth in the disclosure schedule of the Company attached hereto as Schedule C (the "COMPANY DISCLOSURE SCHEDULE"), the Company hereby represents and warrants to Purchaser as follows:

      Section 2.01. Authority Of The Company. The Company has all requisite authority to enter into this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transaction have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

      Section 2.02. Organization And Good Standing Of The Company And
Subsidiaries.

      (a) The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the Netherlands, and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material
Adverse Effect (as defined below) on the Company.

      (b) Each Subsidiary (as defined below) is a corporation or limited liability company, duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

      (c) Except for directors qualifying shares, all of the outstanding capital stock or other voting securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or


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restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities).

      Section 2.03. Capitalization; Ownership Of The Shares. The authorized capital stock of the Company consists of 32,000,000 shares of common stock, par value Euro .01 per share ("COMMON STOCK"), 6,000,000 preferred Shares Class A, nominal value Euro .01 per share ("Class A Shares"), 6,000,000 preferred Shares
Class B, nominal value Euro .01 and 6,000,000 preferred Shares Class C, nominal value Euro .01. Of these authorized amounts, 2,718,983 Class A Shares are issued and outstanding, 8,978,263 shares of Common Stock are issued and outstanding, and 4,096,227 shares of Common Stock are reserved for issuance pursuant to outstanding options and warrants. The Shares shall be at Closing, and upon issuance in accordance with the terms of the Articles and the Certificate of Designation, the shares of Common Stock issuable upon conversion of the Shares
(collectively, the "CONVERSION SHARES") shall be and all outstanding Shares of Common Stock are, and the shares issuable upon the exercise of outstanding options and warrants will be, validly issued, fully paid, and nonassessable, issued in full compliance with all applicable securities laws and without violation of any preemptive rights, with the rights, preferences, privileges and restrictions described in the Articles, and free and clear of any pledges, options, claims, liens, charges, encumbrances, and security interests of any kind or nature (collectively, "LIENS") other than those created by Purchaser or as otherwise specified in Section 2.03 of the Company Disclosure Schedule. The
Company shall have at Closing the full right, power and authority to sell, transfer and deliver the Shares and, upon issuance in accordance with the terms of the Articles, the Conversion Shares, to Purchaser without obtaining the consent or approval of any person or governmental authority, except for any consents which have previously been obtained. Upon delivery of the certificate evidencing the Shares to Purchaser and Purchaser's payment of the Purchase Price in accordance with this Agreement, Purchaser will acquire the Shares free and clear of adverse claims, other than those created by Purchaser. Section 2.03 of the Company Disclosure Schedule contains a list of all outstanding subscriptions, options, warrants, convertible securities or other rights or agreements to which the Company is bound relating to the issuance or sale of shares of the Company's capital stock or any other equity interest in the Company or obligating the Company to issue or sell any shares of the Company's capital stock or other equity interest in the Company.

      Section 2.04. No Conflict. Except with respect to the Stock Purchase
Agreement dated as of May 31, 2000 between the Company and various purchasers
(the conflicting terms of which shall be amended or waived prior to Closing), the execution, delivery and performance of this Agreement and the consummation of the Transaction do not conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon the Shares or any of the assets of


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the Company under, (i) the Articles or the articles of association or certificate of incorporation of any Subsidiary, (ii) any note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any Subsidiary, or (iii) any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to the Company or any Subsidiary. No consent, approval, order, or authorization of, or registration, declaration or filing with, or notice to, any government or any court, administrative entity or commission or other governmental authority or agency (a "GOVERNMENTAL ENTITY") is required by or with respect to the Company or any Subsidiary in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the Transaction.

      Section 2.05. Financial Statements. The financial statements (the
"FINANCIAL STATEMENTS") listed in Section 2.5 of the Company Disclosure Schedule have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods reflected, except as may be indicated therein. The Financial Statements fairly present in all material respects the financial position of the Company of the date thereof and the results of operations, stockholder's equity, and cash flows of the Company for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein. The pro forma financial statement (the "PRO FORMA
STATEMENT") of the Company listed in Section 2.5 of the Company Disclosure
Schedule fairly presents in all material respects the consolidated financial position of the Company as of December 31, 2000, after giving pro forma effect to the to the transactions discussed in the notes to the Pro Forma Statement
(assuming that such transactions occurred on the dates set forth in the Pro
Forma Financial Statements) in conformity with generally accepted accounting principles.

      Section 2.06. Undisclosed Liabilities. The Company and the Subsidiaries have no liabilities or obligations (whether accrued, absolute, contingent or otherwise) of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, except for liabilities or obligations (i) reflected or reserved against in the Financial Statements or the Pro Forma Statements, or (ii) incurred since the date thereof in the ordinary course of business, and which have not, individually or in the aggregate, had a Material Adverse Effect on the Company.

      Section 2.07. Litigation. There is no suit, action, judicial or arbitral proceeding or investigation pending with respect to which the Company has received service of process or other formal notice, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary that (i) seeks to delay or prevent the consummation of, or would materially adversely affect the Company's ability to consummate, the Transaction, or (ii) individually or in the aggregate with any related such suit, action, proceeding or investigation, involves a claim against the Company in an amount, or which involves a claim of unspecified amount that would, if determined adversely to the Company, result in


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a Material Adverse Change with respect to the Company, nor is the Company or any
Subsidiary in default under any material judgment, decree, injunction, or order of any Governmental Entity or arbitrator to which the Company or any of its assets is bound.

      Section 2.08. Compliance With Laws; Company Permits. To the knowledge of the Company, (i) neither the Company nor any Subsidiary is in violation of any applicable law, rule, or regulation or any order of any Governmental Entity, and no investigation by any Governmental Entity concerning any such possible violation is pending or threatened, except for such violations which would not, individually or in the aggregate with any related such violation, reasonably be expected to result in a Material Adverse Effect, and (ii) the Company and the Subsidiaries hold or are a party to all licenses, permits, registrations, franchises, variances, exemptions, and other authorizations, consents, and approvals necessary to conduct its business as presently conducted, except for such failures to hold or be a party to such authorizations, consents and approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

      Section 2.09. Proprietary Rights.

      (a) The Company and the Subsidiaries own or have the right to use, free and clear of all liens and restrictions, or, to the knowledge of the Company, any third party claims, all material know-how, formulae, processes, inventions, designs, programs, patents, patent applications, trademarks, trade names, copyrights and other proprietary rights (collectively, "PROPRIETARY RIGHTS") used in the conduct of the Company's business as now conducted or proposed to be conducted in its business plan without, to the knowledge of the Company, infringing upon the right or claimed right of any person under or with respect to the foregoing. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trade names, copyrights or trade proprietary rights of any other person or entity. The Company and the Subsidiaries are not in default under any material term of any license or other agreement relating to such Proprietary Rights and, to the Company's knowledge, each party other than the Company and the Subsidiaries to each such license or other agreement is not in default thereunder. All such licenses and agreements are valid, enforceable and in full force and effect.

      (b) The Company and the Subsidiaries have taken security measures to protect the secrecy, confidentiality, and value of all the Proprietary Rights, which measures are reasonable and customary in the industry in which the Company and the Subsidiaries conduct business. Each of the Company's employees, consultants, and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed any of the Proprietary Rights, or who has knowledge of or access to information about any Proprietary Rights, has entered into a written agreement (i) providing that the


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Proprietary Rights and other information are proprietary to the Company and are not to be divulged or misused and (ii) transferring to the Company, without any further consideration being given therefor by the Company, all of such employee's, consultant's, or other person's rights, title and interest in and to such Proprietary Rights with respect to such Proprietary Rights and information.
The Company is not aware that any of its employees, consultants or prospective employees who have signed such agreements is in violation thereof, nor is it aware that any former employee or consultant has made any claim of ownership in or rights with respect to any of the Proprietary Rights.

      Section 2.10. [Deleted]

      Section 2.11. Contracts. Neither the Company nor the Subsidiaries is in material breach of any contract the breach of which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

      Section 2.12. No Brokers. No broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisors or similar fee or compensation in connection with the Transaction based upon arrangements made by or on behalf of the Company.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Except as set forth on the disclosure schedule of Purchaser attached hereto as Schedule D (the "PURCHASER DISCLOSURE SCHEDULE"), Purchaser represents and warrants to the Company as follows:

      Section 3.01. Organization, Standing And Corporate Power. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has the requisite corporate power and authority to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business and operations makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Company.

      Section 3.02. Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the Transaction. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the Transaction have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms.


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      Section 3.03. No Conflict. The execution, delivery and performance of this
Agreement and the consummation of the Transaction will not conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the assets of Purchaser under, (i) the charter documents of Purchaser, (ii) any note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession franchise or license applicable to
Purchaser or its assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Purchaser or its assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity or any other person is required by or with respect to Purchaser in connection with the execution, delivery or performance of this Agreement by Purchaser or the consummation by Purchaser of the Transaction.

      Section 3.04. Investment Intent; Ability To Bear Risk. Purchaser is acquiring the Shares and the underlying Conversion Shares solely for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares or the underlying Conversion Shares. Purchaser is an "accredited investor" within the meaning of Rule 501 (a) under the Securities Act. Purchaser understands that the Shares and the underlying Conversion Shares may not be resold except in compliance with the registration requirements of the Securities
Act of 1933, as amended, unless an exemption therefrom is available. Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities. Purchaser is familiar with the business in which the Company conducts its operations, and has the requisite business and financial knowledge and experience to evaluate the merits and risks of its acquisition of the Shares and the underlying Conversion Shares.

      Section 3.05. No Public Offering. The Purchaser understands that the
Shares are being offered in a transaction not involving any public offering within any jurisdiction and the Shares and the Conversion Shares have not been registered under the applicable securities laws of any jurisdiction, and the Shares and, with appropriate modification, any Conversion Shares, will bear a restricted transfer legend unless the Company determines otherwise in compliance with applicable law.

      Section 3.06. Exculpation And Acknowledgments. Purchaser acknowledges that it has made all investigations and conducted all due diligence it deems necessary with respect to the Company and its investment in the Shares and the underlying Conversion Shares and that neither any shareholder of the Company nor the Company, nor any other person acting on behalf of any of them, has made any representation or warranty, express or implied, as to the condition,


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
merchantability, suitability or fitness for any particular purpose of any of the assets owned or used by the Company, or made any representation or warranty regarding the Company or any other matter relating to the Company except as expressly set forth in this Agreement (including the Company Disclosure
Schedule). Purchaser acknowledges that all forward-looking information received from or made available by or on behalf of the Company, including projected statements of revenues, cash flow and other business and financial condition and results, contain numerous uncertainties inherent in attempting to make estimates, projections and other forecasts, are not warranties of future performance or financial results, and involve numerous assumptions about risks and events that are difficult to predict and many of which are beyond the control of the Company, their financial advisers, and other agents. Purchaser further acknowledges that it is familiar with such uncertainties and assumptions, that it takes full responsibility for making its own independent evaluation of possible future revenues, income, cash flow, and other and financial condition and results, that it understands and has taken into account the likelihood that actual future results will differ, perhaps materially, from those reflected in any such forward-looking statements, and that Purchaser shall have no claim against the Company, its affiliates, its representatives, or other agents with respect to any such forward-looking information.

      Section 3.07. Sufficient Funds. Purchaser possesses liquid capital or sources therefor committed in writing sufficient to enable Purchaser to consummate the Transaction and timely perform all of its obligations hereunder.

      Section 3.08. No Brokers. No broker, investment banker, financial advisor or other person is entitled to or may be paid any broker's, finder's, financial advisor's or similar fee or commission in connection with the Transaction based upon arrangements made by or on behalf of Purchaser or its affiliates.

                                   ARTICLE 4
                                 INDEMNIFICATION

      Section 4.01. Survival Of Representations And Warranties. Solely for purposes of Section 4.02 and Section 4.03, the representations and warranties contained in this Agreement shall survive until 18 months after the date of this Agreement.

      Section 4.02. Indemnification By The Company. The Company shall indemnify and hold harmless Purchaser and its affiliates against any losses, liabilities, damages, claims, costs, expenses, interest, awards, and judgments, including reasonable attorneys' fees and expenses and costs of investigation, but excluding consequential damages, punitive damages, lost profits, diminution in value, damage to reputation or the like (collectively, other than such excluded items, "LOSSES") actually suffered or incurred by any such indemnified party


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
arising out of or resulting from (i) the breach of any representation and warranty made by the Company in this Agreement, or (ii) the breach of any covenant or agreement by the Company contained in this Agreement.

      Section 4.03. Indemnification By Purchaser. Purchaser shall indemnify and hold harmless the Company against any Losses actually suffered or incurred by it arising out of or resulting from (i) the breach of any representation and warranty made by Purchaser in this Agreement, or (ii) the breach of any covenant or agreement by Purchaser contained in this Agreement.

      Section 4.04. Losses Net Of Insurance. The amount of any Losses under this
Article 4 shall be determined net of any related amounts recovered or recoverable by the indemnified party under insurance policies, indemnities or other reimbursement arrangements with respect to such Losses.

      Section 4.05. Exclusive Remedy. . The indemnification provided in this
Article, subject to the limitations set forth herein, shall be the exclusive remedy available to an Indemnified Party for any breach of a representation, warranty, covenant, or other agreement contained in this Agreement.

                                   ARTICLE 5
                              COVENANTS OF INVESTOR

      Section 5.01. Acquisition Of Voting Securities. Investor will not, and will not permit its Affiliates to, at any time and from time to time, purchase or otherwise acquire, or agree or offer to purchase or otherwise acquire, beneficial ownership of any securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company ("VOTING
SECURITIES"), if after giving effect thereto Investor and its Affiliates as a group would beneficially own Voting Securities representing more than twenty percent (20%) of the aggregate number of votes which may be cast by holders of outstanding Voting Securities. Voting Securities shall include warrants which, if exercised, would entitle the holder to purchase securities of the Company entitled, in the ordinary course, to vote in the election of directors of the Company.

      Section 5.02. Sale Or Transfer Of Restricted Securities. Investor will not, and will not permit its Affiliates to, sell, pledge, encumber or otherwise transfer, or agree to sell, pledge, encumber or otherwise transfer, directly or indirectly, any Voting Securities, except as provided in any of clauses (a) -
(g) of this Section 5.02:

      (a) to an Affiliate of Investor; provided that such Affiliate agrees in writing to be bound by the terms of this Agreement;

      (b) to any Person who, after giving effect to such sale, pledge, encumbrance or transfer, would beneficially own Voting Securities representing


                                       11

in the aggregate twelve percent (12%) or less of Total Voting Power and such sale, pledge, encumbrance or transfer has been made in accordance with the Securities Act; provided that Investor shall be entitled to rely on the representations and warranties of such Person in satisfying the limitation of this Section 5.02 (b) on the percentage of Total Voting Power that such Person may have;

      (c) pursuant to a registered offering under the Securities Act,;

      (d) pursuant to Rule 144 of the General Rules and Regulations of the Securities Act;

      (e) pursuant to a tender or exchange offer made by the Company or recommended by the Company's board of directors to the Company's stockholders;

      (f) as a pledge to a financial institution reasonably acceptable to the Company; or

      (g) with the prior written consent of the Company.

      Section 5.03. Rights Of First Offer.

      (a) Investor will not, and will not permit any of its Affiliates to, sell, pledge, encumber or otherwise transfer any Voting Securities in accordance with
Section 5.02(b) or Section 5.02(d) without first giving the Company prior notice thereof (an "OFFER NOTICE") and the opportunity (as hereinafter provided) to purchase such securities (the "OFFERED SECURITIES") at a cash price equal to the sum of the amount of any cash plus the fair market value of any other consideration offered by the prospective purchaser or other transferee (the "OFFER PRICE"). The Offer Notice shall constitute an offer (the "OFFER") by the Investor to sell all, but not less than all, of the Offered Securities at the Offer Price.

      (b) The Offer may be accepted within 60 days of receipt by the Company of the Offer Notice and, if accepted, the Offered Securities shall be purchased within 60 days after such acceptance. If the Offer is not accepted or the Offered Securities are not purchased as contemplated above, such Investor may sell the Offered Securities to such prospective purchaser or transferee at a price not less than the Offer Price. If the sale to such prospective purchaser or transferee is not consummated as contemplated above within 45 days after the expiration of the 60-day offer period or earlier irrevocable rejection of such Offer or failure to purchase the Offered Securities after acceptance of the Offer, no sale may be made by the Investor without again complying with this
Section 5.03.

      (c) If the consideration offered by the prospective purchaser or transferee includes non-cash consideration, the Company and Investor shall in good faith seek to agree upon the value of such non-cash consideration. If

Investor and the Company fail to agree on such value within 30 days following receipt by the Company of the Offer Notice, then the items in dispute shall be referred to a nationally recognized investment banking firm selected jointly by Investor and the Company. Investor and the Company shall share all expenses of such investment banking firm. The value of any securities offered as consideration shall be the fair market value of such securities determined on a fully distributed basis, and the value of any property other than securities shall be the fair market value of such property. If a determination under this
Section 5.03(c) is required, any date for acceptance of an Offer provided for in
Section 5.03(b) hereof shall be postponed until the second Business Day after the date of such determination. All determinations made pursuant to this Section 5.03(c) shall be final and binding on the Investor and the Company.

      (d) The Company's rights under this Section 5.03 may be assigned, in whole or in part, to any third party, provided that the Company remains liable for its obligations hereunder.

      Section 5.04. Certain Actions. Investor will not, and will not permit its Affiliates to:

      (a) make, or take any action to solicit, initiate or encourage, an Acquisition Proposal;

      (b) "solicit", or become a "participant" in any "solicitation" of, any "proxy" (as such terms are defined in Regulation 14A under the Exchange Act) from any holder of Voting Securities in connection with any vote on any matter, or agree or announce its intention to vote with any Person undertaking a "solicitation";

      (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities;

      (d) grant any proxies with respect to any Voting Securities to any Person (other than as recommended by the Board of Directors of the Company) or deposit any Voting Securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; or

      (e) propose any amendment to this Agreement that is or may be required to be publicly disclosed.

      Section 5.05. Voting Arrangements. Investor shall vote or cause to be voted all Voting Securities owned by the Investor Group for nominees to the Board of Directors of the Company who have been recommended by the Company's Board of Directors. Investor shall cause all Voting Securities owned by the Investor to be represented, in person or by proxy, at all meetings of holders of Voting Securities of which Investor has actual notice, so that such

Voting Securities may be counted for the purpose of determining the presence of a quorum at such meetings.

      Section 5.06. Legend.

      (a) All certificates representing Voting Securities subject to this Agreement shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO STANDSTILL PROVISIONS CONTAINED WITHIN THE STOCK PURCHASE AGREEMENT DATED MAY 31, 2001 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY) WHICH PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RIGHTS OF PURCHASE OF SUCH SHARES BY THE COMPANY AND CERTAIN RESTRICTIONS ON TRANSFER THEREOF. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT SHALL BE VOID."

      (b) Investor agrees to the entry of stop transfer orders with the transfer agent and registrar of the stock subject to this Agreement against transfer of legended stock held by the Investor except in compliance with the requirements of this Agreement.

      Section 5.07. Specific Performance. Investor agrees that any breach by it of any material provision of this Agreement would irreparably injure the Company and that money damages would be an inadequate remedy therefor. Accordingly, Investor agrees that the Company shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which the Company is entitled at law or in equity.

      Section 5.08. Termination Of The Provisions Of Article 5. The provisions of this Article 5 shall terminate upon the occurrence of any of the following:

      (a) the written agreement of the Company and Investor to terminate provisions of this Article 5;


      (b) the earlier of (i) two years after the initial public offering of the Company's Common Stock, (ii) the fifth anniversary of the date of this Agreement and (iii) the date that the Investor shall beneficially own Voting Securities representing less than 4% of Total Voting Power;

      (c)any Person shall have acquired Voting Securities representing more than fifty percent (50%) of Total Voting Power; or

      (d)the dissolution, liquidation or winding up of the Company.

                                   ARTICLE 6
                            MISCELLANEOUS PROVISIONS

      Section 6.01. Expenses. All costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such expenses.

      Section 6.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or delivered by internationally recognized overnight courier (providing proof of delivery) or sent by facsimile transmission to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to the Company, to:

                        ValiGen N.V.
                        c/o ValiGene S.A.
                        300 Pheasant Run
                        Newtown, PA  18940
                        Attention:  Douglas Watson, President
                        Telephone: 215-504-4444

                  (b)   if to Purchaser, to:

                        ImClone Systems Incorporated
                        180 Varrick Street, 6th Floor
                        New York, NY  10014
                        Attention:  Samuel D. Waksal, President
                        Telephone:  212-645-1405

All such communications shall be deemed to have been duly given: (A) in the case of a communication delivered by hand, when personally delivered; (B) in the case of a communication sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (C) in the case of a communication sent by Federal Express or other recognized overnight courier service, on the date delivered at the designated address.

      Section 6.03. Certain Definitions. For purposes of this Agreement:

      "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any subsidiary of the Company or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any subsidiary of the Company.

      "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "BENEFICIAL OWNERSHIP" and "beneficially own" shall be determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act.

      "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

      "COMMISSION" shall mean the U.S. Securities and Exchange Commission or any other federal agency at the time administering the Securities Act, and any equivalent agency in any jurisdiction outside the United States.

      "COMMON STOCK" shall mean the ordinary shares, nominal value Euro .01 per share, of the Company.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "INVESTOR GROUP" means Investor and its Affiliates.

      "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT", when used in reference to the Company or Purchaser, means any change or effect that, individually or in the aggregate with other changes or effects of such type, is materially adverse to the business, operations, assets, properties, condition, (financial or other) or results of operations of such person and its subsidiaries taken as a whole; provided, however, that a decline in general economic conditions or matters generally affecting companies engaged in the business of the Company shall not be deemed to be a "Material Adverse Change" or to have a "Material Adverse Effect."

      "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or other entity;

      "PREFERRED STOCK" shall mean the Series B preferred shares, nominal value Euro .01 per share, of the Company.

      "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, or any similar U.S. federal statute and the rules and regulations of the Commission thereunder, and any similar statute of any non-U.S. jurisdiction, all as the same shall be in effect at the time.

      "SUBSIDIARY" shall mean any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

      "TOTAL VOTING POWER" means the aggregate number of votes which may be cast by holders of outstanding Voting Securities.

      Section 6.04. Amendment; Waiver. This Agreement may be amended by an instrument in writing signed on behalf of the Company and Purchaser. Either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, or (b) waive compliance with any of the agreements contained in this Agreement. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless expressly provided.

      Section 6.05. Interpretation. A reference made in this Agreement to a Section or Schedule shall be to a Section of, or an Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation" unless otherwise stated to the contrary.

      Section 6.06. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      Section 6.07. Entire Agreement. This Agreement, which includes the Schedules attached hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

      Section 6.08. Governing Law; Dispute Resolution.

      (a) Except to the extent that the corporation law of the Netherlands shall be applicable with respect to matters relating to the internal corporate affairs of the Company, this Agreement and (unless otherwise provided) all amendments, supplements, waivers and consents relating thereto or hereto shall be governed by and construed in accordance with the laws of the State of New York.

      (b) The parties agree that any such litigation shall only be brought in the United States District Court for the Southern District of New York (and, if and only if jurisdiction is not available in the United States District Court for the

Southern District of New York, in a New York State court sitting in New
York, New York), and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such litigation and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such litigation in any such court or that any such litigation which is brought in any such court has been brought in an inconvenient forum. Each party agrees that service of notice on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

      (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE TRANSATION AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

      Section 6.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by either of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns, enforceable in accordance with its terms, except as such validity, binding nature and enforceability may be affected by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors' rights.

      Section 6.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to either party hereto.

      Section 6.11. No Third Party Beneficiaries. This Agreement is not intended to confer any rights or remedies upon any person other than the parties hereto.

      IN WITNESS WHEREOF, the undersigned have each caused this Agreement to be signed by their respective officers, thereunto duly authorized, as of the date first written above.

                               VALIGEN N.V.

                               By: /s/ Douglas Watson
                                   --------------------------------------------
                                   Name:    Douglas Watson
                                   Title:   President

                               IMCLONE SYSTEMS INCORPORATED

                               By: /s/ Samuel D. Waksal
                                   --------------------------------------------
                                   Name:    Samuel D. Waksal
                                   Title:   President